                                  EXHIBIT 10.28



                             NOTE PURCHASE AGREEMENT

        This NOTE PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of October __, 1998 by and among Versant Corporation, a California corporation (the "COMPANY"), and the party listed on the Schedule of Investors attached to this Agreement as Exhibit A (the "INVESTOR").


                                 R E C I T A L S

        A. The Company is currently in need of funds for working capital purposes.

        B. The Investor is willing to lend money to the Company in exchange for the issuance to it of certain convertible secured subordinated promissory notes, as provided in this Agreement.

        NOW THEREFORE, the parties hereby agree as follows:

        1. PURCHASE AND SALE OF NOTES. The Investor agrees to purchase from the Company a Convertible Secured Subordinated Promissory Note in the form attached to this Agreement as Exhibit B (the "NOTE") in the principal face amount set forth opposite such Investor's name on Exhibit A to this Agreement and the Company agrees to sell to the Investor the Note on the terms set forth herein.

        2. CLOSING. The purchase and sale of the Note will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Suite 800, Palo Alto, California, at 11:00 a.m. Pacific Time, on October __, 1998 or at such other time and place as the Company and the Investor mutually agree upon, either orally or in writing (which time and place are referred to in this Agreement as the "CLOSING"). At the Closing, the Company will deliver to the Investor the Note for the principal amount that such Investor has agreed to purchase hereunder as shown on Exhibit A against delivery to the Company by such Investor of the full purchase price of such Note, paid by a check payable to the Company's order or wire transfer of funds to the Company.

        3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that, except as set forth in the Schedule of Exceptions (the "SCHEDULE OF EXCEPTIONS") attached to this Agreement as Exhibit C (which Schedule of Exceptions shall be deemed to be representations and warranties to the Investor by the Company under this Section 3), the statements in the following paragraphs of this Section 3 are all true and complete:

           3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on its financial condition, business, prospects or operations.

           3.2 Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement, the Note, the Security Agreement (as defined in Section 5.8 below) and the Registration Rights Agreement (as defined in Section 5.9 below) and the authorization, issuance, reservation for issuance and delivery of all of the Common Stock that is issuable under conversion of the Note (the "CONVERSION SHARES") has been taken or will be taken prior to the execution of this Agreement, and this Agreement, the Note, the Security Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor's rights generally; and (ii) the effect of rules of law governing the availability of equitable remedies.

           3.3 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, the Note, the Security Agreement and the Registration Rights Agreement, to issue the Conversion Shares, and to carry out and perform all its obligations under this Agreement, the Note, the Security Agreement and the Registration Rights Agreement.

           3.4 Proceedings. There is no pending action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, hearing, or investigation, commenced, brought, conducted or heard by or before, any governmental body or any arbitrator or arbitration panel ("PROCEEDING"), and to the Company's knowledge, no person or entity has threatened to commence any Proceeding, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement, the Note, the Security Agreement or the Registration Rights Agreement.

           3.5 Non-Contravention; Consents. Neither the execution and delivery of this Agreement, the Note, the Security Agreement or the Registration Rights Agreement, nor the consummation or performance of any of the transactions contemplated by this Agreement, the Note, the Security Agreement or the Registration Rights Agreement to be performed at the Closing, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's Articles of Incorporation or Bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's Board of Directors or any committee of the Company's Board of Directors;

               (b) to the Company's knowledge, contravene, conflict with or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated by this Agreement, the Note, the Security Agreement or the Registration Rights Agreement or to exercise any remedy or obtain any relief under, any federal, state, local, municipal, foreign or other law, statute, legislation, ordinance, rule, regulation or ruling that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any governmental body, or any order to which the Company, or any of the assets owned or used by the Company, is subject; or

               (c) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any of the Company's material agreements.

With the exception of any necessary filings pursuant to federal and state securities laws, and except as disclosed on the Schedule of Exceptions, the Company will not be required to make any filing with or give any notice to, or to obtain any consent from, any person in connection with the execution and delivery of this Agreement, the Note, the Security Agreement and the Registration Rights Agreement or the consummation or performance at the Closing of any of the transactions contemplated by this Agreement, the Note, the Security Agreement and the Registration Rights Agreement.

           3.6 Brokers. The Company has not agreed or become obligated to pay, and has not taken any action that likely would result in any person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

           3.7 Full Disclosure; SEC Reports; SEC Matters.

               (a) This Agreement (including all exhibits hereto) does not contain any untrue statement of material fact and does not omit to state any fact necessary to make any of the representations, warranties or statements contained herein on behalf of the Company not misleading with respect to the Company.

               (b) As of the date of this Agreement, the Company has provided the Investor or its counsel with full and complete access to all of the Company's records and other documents and data requested by them.

               (c) The Company has filed all reports required to be filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (all such reports and amendments thereto, collectively, the "COMPANY SEC REPORTS"). None of such Company SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (d) The Company has filed all material contracts required to be filed with the SEC pursuant to the Item 601 of Regulation S-K under the Securities Act of 1933, as amended (the "1933 ACT") and the Exchange Act.

               (e) The Company is eligible to file Form S-3 registration statements under the 1933 Act with the SEC in connection with offerings of outstanding Company securities to be offered for the account of any person other than the Company, so long as such person is not a registered broker-dealer.

           3.8 Valid Issuance. The Note and the Conversion Shares, when issued in compliance with the terms of this Agreement and the Note, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances.

           3.9 Intellectual Property. Set forth on the Schedule of Exceptions is a true and complete list of all the material patents, trademarks, service marks, trade names and copyrights, as well as all applications therefor ("INTELLECTUAL PROPERTY") owned by the Company.

               (a) The Company is the sole owner of, or possesses sufficient legal rights on commercially reasonable terms to, all Intellectual Property necessary for its business as now conducted and as proposed to be conducted without any known conflict with or infringement of the rights of any other person or entity. The Company has not received any communications alleging that the Company has violated or is otherwise acting adversely to, or by conducting its business as proposed, would violate or act adversely to, any Intellectual Property owned or claimed to be owned by any other person or entity, and, to the Company's knowledge, there is no basis for such claim.

               (b) The Company is not aware of any violation by a third party of any of the Company's Intellectual Property.

               (c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or communications of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted.

               (d) The Company has obtained and will obtain from all individuals who participated in any respect in the invention or authorship of any material Intellectual Property owned by the Company (as employees of the Company, consultants, employees of consultants or otherwise) effective waivers of any and all ownership rights of such individuals in such owned Intellectual Property, and assignments to the Company of all rights with respect thereto, other than from such individuals whose copyrightable works the Company hereby represents to be "works for hire" within the meaning of Section 101 of the Copyright Act of 1976.

               (e) The Company has no knowledge of any facts or claims that would cause any of its patents or patents issuable with respect to any of patent applications to be invalid or to infringe any patent or other Intellectual Property of any third party.


        4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTOR. The Investor hereby represents and warrants to, and agrees with, the Company that:

           4.1 Authorization. This Agreement, the Security Agreement and the Registration Rights Agreement constitute such Investor's valid and legally binding obligation, enforceable in accordance with their respective terms except as may be limited by: (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) the effect of rules of law governing the availability of equitable remedies. The Investor represents that such Investor has full power and authority to enter into this Agreement, the Security Agreement and the Registration Rights Agreement.

           4.2 Purchase for Own Account. The Note to be purchased by such Investor hereunder and the Conversion Shares will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

           4.3 Disclosure of Information. The Investor believes it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note to be purchased by such Investor under this Agreement. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and Conversion Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

           4.4 Investment Experience. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

           4.5 Restricted Securities. The Investor understands that the Note and Conversion Shares are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

           4.6 No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Note or Conversion Shares.

           4.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Note or Conversion Shares unless and until:

               (a) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) such Investor shall have furnished the Company, at the expense of such Investor or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Note or Conversion Shares in compliance with SEC Rule 144; (ii) for any transfer of any Note or Conversion Shares by an Investor to any affiliate (as that term is defined in Rule 405 promulgated under the 1933 Act) of such Investor; or (iii) for any transfer of any Note or Conversion Shares by an Investor that is a partnership or a corporation to (A) a partner of such partnership or a shareholder of such corporation or (B) the estate of any such partner or shareholder; or (iv) for the transfer by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Investor hereunder.

           4.8 Legends. It is understood that the certificates evidencing the Note and Conversion Shares will bear the legend set forth below:

               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THESE SECURITIES UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE

REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

        5. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, which conditions may be waived by written, oral or telephone communication to the Company, its counsel or to counsel to the Investor:

           5.1 Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

           5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

           5.3 Compliance Certificate. The Company shall have delivered to the Investor at the Closing a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company not previously disclosed to the Investor.

           5.4 Securities Exemptions. The offer and sale of the Note and Conversion Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

           5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and to the Investor's counsel, and they shall each have received all such counterpart originals and certified or other copies of such documents as they may reasonably request.

           5.6 No Material Change. There shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company.

           5.7 Opinion of Company Counsel. The Investor shall have received an opinion from Fenwick & West LLP, counsel for the Company, dated as of the date of the Closing, in the form attached hereto as Exhibit D.

           5.8 Security Agreement. The Company shall have executed and delivered to the Investor a Security Agreement substantially in the form attached hereto as Exhibit E (the "SECURITY AGREEMENT").

           5.9 Registration Rights Agreement. The Company shall have executed and delivered a Registration Rights Agreement substantially in the form attached hereto as Exhibit F (the "REGISTRATION RIGHTS AGREEMENT").

           5.10 UCC-1. The Company shall have executed and delivered to Investor counsel a UCC-1 in the form attached hereto as Exhibit G.

           6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by the Investor:

           6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

           6.2 Payment of Purchase Price. The Investor shall have delivered to the Company the purchase price specified for such Investor on Exhibit A in accordance with the provisions of Section 2.

           6.3 Securities Exemptions. The offer and sale of the Note and Conversion Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

           6.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company shall have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

           6.5 Subordination Agreement. The Investor and Comerica Bank - California ("COMERICA") shall have entered into a Subordination Agreement in form acceptable to Comerica.

        7. COVENANTS OF THE COMPANY

           7.1 Costs, Expenses. The Company shall pay in connection with the preparation, execution and delivery of this Agreement and the issuance of the Note, the fees and out-of-pocket expenses of Wilson Sonsini Goodrich & Rosati, special counsel to the Investor, such fees and expenses not to exceed $10,000.

           7.2 Singapore Office. The Company agrees to establish a regional office in Singapore as soon as practicable after the Closing if business and financial conditions warrant.

           7.3 Investor's Securities Filings. The Company agrees to assist the Investor in making any required filings under applicable U.S. securities laws in connection with this Agreement and the transactions contemplated hereby.

           7.4 Security Interest Filings. The Company agrees to assist the Investor in filing the applicable financing statements, deeds of trust or other documents with the U.S. Patent and Trademark Office and the U.S. Register of Copyrights in connection with the perfection of Investor's security interests in the Collateral (as defined in the Security Agreement) within 10 days after the Closing.

        8. COVENANTS OF INVESTOR.

           8.1 Lock-up. The Investor agrees that it will not sell or otherwise transfer or dispose of or reduce its economic interest in the Note or Conversion Shares for a period of six months from the Closing.

           8.2 Standstill. The Investor agrees that, from the Closing until such time as the Note is no longer outstanding, it will not acquire more than 100,000 shares of the Company's Common Stock (other than any Conversion Shares issued to Investor) in any two week period without the prior written consent of the Company. The Company will respond to any Investor request to acquire more than 100,000 shares of such stock within two business days of the Company's receipt of such request. If the Company does not respond within such two business day period, the Company shall be deemed to have waived the requirement of such consent as to the referenced transaction. The Company agrees not to unreasonably withhold its consent.

           8.3 Right of First Offer. Commencing on the Closing, in the event Investor and its "affiliates" or "associates" (as those terms are defined in Rule 405 promulgated under the 1933 Act) (collectively, the "INVESTOR GROUP") seek to sell, transfer the voting rights in, or otherwise transfer for value 5% or more of the then outstanding shares of the Company's Common Stock (assuming for this purpose conversion of any Notes) to any person or group of persons in one or more related transactions (a "SIGNIFICANT TRANSACTION"), the Investor Group will provide the Company, in writing, with a notice reflecting its desire to enter into such Significant Transaction and setting forth the terms and conditions of the proposed Significant Transaction (such notice, a "ROFO NOTICE"). Each ROFO Notice shall constitute an offer by the Investor Group to sell the securities covered by such ROFO Notice (the "ROFO SECURITIES") to the Company on the terms and conditions set forth in the ROFO Notice. If the Company desires to accept the offer set forth in the ROFO Notice as to any part of the ROFO Securities, the Company shall, within ten business days of receipt of such ROFO Notice, notify the Investor Group of its agreement to acquire some or all of the ROFO Securities (the "ROFO ACCEPTANCE"). The closing of any sale of ROFO Securities by the Investor Group to the Company shall occur within three business days of the Investor Group's receipt of the ROFO Acceptance, at which time the Company will deliver the purchase price for the ROFO Securities it is purchasing in return for such securities. In the event (i) the Company does not provide the Investor Group with a ROFO Acceptance within ten business days of receipt of a ROFO Notice or (ii) the Investor Group receives a ROFO Acceptance with respect to less than all of the ROFO Securities, then the Investor Group may sell, transfer the voting rights in, or otherwise transfer for value all or the remaining ROFO Securities, as the case may be, to any third party or parties on terms and conditions no less favorable in the aggregate to such third parties than those set forth in the ROFO Notice; provided, however, that if such sale, transfer of voting rights, or transfer of value does not occur within 60 days of the Company's initial receipt of a ROFO Notice, the Investor Group will be required to resubmit a ROFO Notice to the Company and follow the procedures outlined in this section before consummating such sale, transfer of voting rights or transfer for value. This Right of First Offer (i) will not apply to any transfer in connection with a transaction approved by the Company's Board of Directors, (ii) will not continue to apply to any shares transferred pursuant to this Section, and (iii) will terminate three years from the date hereof.

        9. MISCELLANEOUS.

           9.1 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

           9.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           9.3 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with a recognized international courier service, fees prepaid and addressed to the party to be notified at the address indicated for such party on Exhibit A or, in the case of the Company, at 6539 Dumbarton Circle, Fremont, California 94555, or at such other address as such party may designate by ten
(10) days advance written notice to all other parties.

           9.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the principal amount of the Notes then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Note or Conversion Stock at the time outstanding, each future holder of such securities, and the Company.

           9.5 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect to such matters.

           9.6 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

           9.7 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

           9.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be enforced to the maximum extent possible consistent with applicable law and the balance of the Agreement shall remain in full force and effect.

           9.9 Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

           9.10 Waiver of Conflict of Interest. The Investor and the Company are aware that Fenwick & West LLP ("F&W"), counsel to the Company, has previously performed and may continue to perform certain legal services for the Investor in matters unrelated to F&W's representation of the Company. In connection with its Investor representation, F&W may have obtained confidential information of such Investor that could be material to F&W's representation of the Company in connection with negotiation, execution and performance of this Agreement. By signing this Agreement, the Investor and the Company each waives any potential conflict of interest arising out of such representation or such possession of confidential information and acknowledges that F&W is solely representing the Company in connection with this transaction. The Investor and the Company further represents that it has had the opportunity to be, or has been, represented by independent counsel in giving the waivers contained in this
Section 9.10. The Investor and the Company agrees that F&W may represent the Company in any dispute that may arise between the Company and the Investor or any Investor Group related to this Agreement or the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



VERSANT CORPORATION                             VERTEX TECHNOLOGY FUND PTE. LTD.

By: ___________________________                 By: ____________________________

Name:__________________________                 Name: __________________________

Title:_________________________                 Title: _________________________


The Company expressly acknowledges              The Investor expressly
the conflict of interest waiver                 acknowledges the conflict
set forth in Section 9.10.                      of interest waiver set
                                                forth in Section 9.10.








                  [SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT.]

                                    EXHIBIT A



INVESTOR NAME                                              PRINCIPAL AMOUNT
 AND ADDRESS                                                    OF NOTE
-------------                                              ----------------

Vertex Technology Fund Pte. Ltd                               $3,619,000
c/o Vertex Management, Inc.
3 Lagoon Drive
Suite 220
Redwood City, CA  94065

                                    EXHIBIT C

                             SCHEDULE OF EXCEPTIONS



SECTION                                     COMMENT
-------                                     -------
  3.5                   The Company needs to obtain, and will obtain prior to
                        the Closing, the consent of Comerica Bank to this
                        transaction.

                        Various filings will need to be made with government agencies to perfect the security interest granted pursuant to the Security Agreement.

  3.6 Cowen & Co. may be entitled to a fee of $72,380 in connection with this transaction, which fee will be the sole responsibility of and paid by the Company.

  3.9 The Company's Intellectual Property consists of the following:


                                                  PATENT
                                                  ------
                             PATENT NO.                               ISSUE DATE
                             ----------                               ----------

                             5822759                                  10/13/98


                                                COPYRIGHTS
                                                ----------

                             Versant 3.0.9                            TX3-924-043

                             Versant 4.0                              TX3-674-115

                             Versant ODBMS 5.0.7                      TX4-627-009


                                                 TRADEMARKS
                                                REGISTRATIONS
                                                -------------
                      DESCRIPTION                       REGISTRATION NO.     REGISTRATION DATE
                      -----------                       ----------------     -----------------
                      Versant                              1,649,354               7/2/91

                      Versant Object Technology            1,658,074               9/24/91


                                             APPLICATIONS
                                             ------------
                      Making Objects Do Business           75/182,424             10/16/96

                                                           75/182,423             10/16/96

                      Versant Time Series                  75/471,701              4/21/98

                      Versant Transport                    75/471,704              4/21/98

                      Versantace                           75/432,704              2/11/98